UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 14, 2008

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Brian J. Sisko has resigned from the board of directors of Clarient, Inc. (the “Company”), effective July 14, 2008.  The Company’s board has appointed Stephen T. Zarrilli as a designee of Safeguard Scientifics, Inc. (“Safeguard”), the Company’s majority shareholder, to fill the vacancy on the board created by Mr. Sisko’s resignation.  Mr. Zarrilli serves as Senior Vice President and Chief Financial Officer of Safeguard.

Mr. Zarrilli, age 47, is also the non-executive Chairman of the Penn Valley Group, a middle-market management advisory and private equity firm.  While at Penn Valley Group, Mr. Zarrilli also served as Acting Senior Vice President, Acting Chief Administrative Officer and Acting Chief Financial Officer of Safeguard Scientifics, Inc. (December 2006 to June 2007).  Mr. Zarrilli also served as the Chief Financial Officer (2001 to 2004) of Fiberlink Communications Corporation, a provider of remote access VPN solutions for large enterprises; as the Chief Executive Officer (2000 to 2001) of Concellera Software, Inc., a developer of content management software; as the Chief Executive Officer (1999 to 2000) and Chief Financial Officer (1994 to 1998) of US Interactive, Inc., a provider of Internet strategy consulting, marketing and technology services; and, previously, with Deloitte & Touche.  Mr. Zarrilli is a director and Chairman of the Audit Committee of NutriSystem, Inc. (Nasdaq: NTRI).

In addition, on July 14, 2008, the compensation committee of the Company’s board of directors (the “Compensation Committee”) approved an increase in the annual base salary of Ronald Andrews, the Company’s Chief Executive Officer, from $315,000 to $400,000 effective July 15, 2008.  In addition, the Compensation Committee approved a retroactive increase in Mr. Andrews’ salary of $4,000 per month for the period from April 1, 2008 through July 15, 2008.  Mr. Andrews’ annual target bonus will continue to be 75% of Mr. Andrews’ base salary (with the potential to earn up to two times this amount based upon achievement of Company and personal objectives).  For 2008, Mr. Andrews’ target bonus will be based off of an assumed base salary of $363,000.  The Compensation Committee also approved an amendment to the vesting provisions of Mr. Andrews’ existing stock option grants to provide that any unvested stock options held by Mr. Andrews will accelerate upon a change of control of the Company.

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: July 18, 2008	By:	/s/ Raymond Land
	Name:	Raymond Land
	Title:	Senior Vice President and Chief Financial Officer